PRICING SUPPLEMENT NO. 49A                                      Rule 424(b)(3)
DATED: May 25, 2001                                         File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)



                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B



Principal Amount: $325,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 5/30/2001   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  5/30/2002        CUSIP#: 073928UG6

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period: Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x ] LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 4.05%              Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  + 0.02%

*  On the 30th of August, November and February prior to Maturity.

** On the 30th of August, November, February and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.